                                  EXHIBIT 10.1



            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
             (a capital stock Company, herein called the "Company")
              c/o American International Surplus Lines Agency, Inc.
             Harborside Financial Center, 401 Plaza Three, 4th Floor
                              Jersey City, NJ 07311

                     PATENT INFRINGEMENT INDEMNITY INSURANCE

NOTICE: THIS IS A CLAIMS MADE FORM. EXCEPT TO SUCH EXTENT AS MAY OTHERWISE BE PROVIDED HEREIN, THE COVERAGE OF THIS POLICY IS LIMITED GENERALLY TO INDEMNITY FOR ONLY THOSE CLAIMS THAT ARE FIRST MADE AGAINST THE INSURED AND REPORTED IN WRITING TO THE COMPANY WHILE THE POLICY IS IN FORCE. PLEASE REVIEW THIS POLICY CAREFULLY AND DISCUSS THE COVERAGE THEREUNDER WITH YOUR INSURANCE BROKER.

NOTICE: THE LIMIT OF INDEMNITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE RETENTION AMOUNT.

Policy Number:  278-54-14

                                  DECLARATIONS

ITEM 1.  NAMED INSURED:     IMPAX LABORATORIES GLOBAL PHARMACEUTICAL CORPORATION
         MAILING ADDRESS:   CASTOR AND KENSINGTON AVE.
                            PHILADELPHIA, PA 19124

ITEM 2.  POLICY PERIOD: From: 6/30/00  To: 6/30/01
         (12:01 A.M. standard time at the address stated in Item 1.)

ITEM 3.  RETROACTIVE DATE:             6/30/2000
                            ------------------------------

ITEM 4.  LIMITS OF INDEMNITY:

         a. FOR ALL COVERAGES COMBINED AND INCLUDING DEFENSE EXPENSES AND INJUNCTION EXPENSES

                           $2,000,000    EACH CLAIM
                           ----------
                           $2,000,000    AGGREGATE
                           ----------

         b. FOR INJUNCTION EXPENSES, AS PART OF, AND NOT IN ADDITION TO, THE LIMITS PROVIDED IN ITEM 4.a ABOVE

                           $2,000,000    EACH CLAIM
                           ----------
                           $2,000,000    AGGREGATE
                           ----------
ITEM 5.  RETENTION:

                  $150,000          EACH CLAIM
                   -----------------
                  $150,000          EACH INJUNCTION CLAIM
                   -----------------

ITEM 6. COINSURANCE SEE ENDT, #5 PERCENT (OF DAMAGES, DEFENSE EXPENSES AND INJUNCTION EXPENSES)

ITEM 7.  PREMIUM:  $350,000
                   --------

                                             /s/
                                             --------------------------------
                                             AUTHORIZED REPRESENTATIVE

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
             (a capital stock Company, herein called the "Company")
              c/o American International Surplus Lines Agency, Inc.
             Harborside Financial Center, 401 Plaza Three, 4th Floor
                              Jersey City, NJ 07311

NOTICE: THIS IS A CLAIMS MADE FORM. EXCEPT TO SUCH EXTENT AS MAY OTHERWISE BE PROVIDED HEREIN, THE COVERAGE OF THIS POLICY IS LIMITED GENERALLY TO INDEMNITY FOR ONLY THOSE CLAIMS THAT ARE FIRST MADE AGAINST THE INSURED AND REPORTED IN WRITING TO THE COMPANY WHILE THE POLICY IS IN FORCE. PLEASE REVIEW THIS POLICY CAREFULLY AND DISCUSS THE COVERAGE THEREUNDER WITH YOUR INSURANCE AGENT OR BROKER.

NOTICE: THE LIMIT OF INDEMNITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE RETENTION AMOUNT.

                     PATENT INFRINGEMENT INDEMNITY INSURANCE
In consideration of the payment of the premium, and in reliance upon the statements in the application and Declarations attached hereto and made a part hereof, and subject to the limits of liability, retention, and coinsurance percentages stated in items 4, 5 and 6, respectively, of the Declarations, and the terms and conditions contained herein, American International Specialty Lines Insurance Company and the Insured agree as follows:

1. INSURING AGREEMENTS

   a.    INSURANCE COVERAGE FOR DAMAGES

         This policy shall reimburse the Insured for all sums which the Insured shall become legally obligated to pay and shall have paid as Damages resulting from any Claim or Claims first made against the Insured and reported in writing to the Company during the Policy Period or the extended reporting period (if applicable) for any Covered Infringement caused by the manufacture, use, distribution, advertising or sale of a Covered Product committed by the Insured or by any other person for whose actions the Insured is legally responsible, but only if such Covered Infringement occurs on or after the Retroactive Date and before the end of the Policy Period and solely in the regular, ordinary and usual course of the business of the Named Insured as that business existed on the first date of the Policy Period and as described in the application attached hereto and made a part hereof.

   b.    DEFENSE EXPENSES (INCLUDED IN THE LIMITS OF LIABILITY)

         With respect to any Covered Infringement for which insurance is afforded under insuring agreement 1.a, the Company shall:

         (1) reimburse the Insured for sums which the Insured shall have incurred and paid as Defense Expenses in the defense of Claims alleging Covered Infringements to which this Policy applies; provided however, that all such sums shall consume and not be in addition to the limits set forth in item 4.a of the Declarations; and

         (2) have the right but not the duty to assume the defense of any Claim against the Insured and, in any event, the Insured shall provide the Company with full cooperation and such information as the Company may reasonably require. In the event the Company does not assume the defense of the Insured, the Company shall, nevertheless, have the right to effectively associate with the Insured in the defense and settlement of any Claim that appears reasonably likely to involve the Company, including, but not limited to, exercising the right to affectively and meaningfully associate in the negotiation of a settlement.

The Company shall have no obligation to reimburse Defense Expenses prior to the Final Disposition of any Claim.

The Company shall have no obligation to reimburse the Insured for Defense Expenses or to continue the defense (if the Company has assumed the defense) of the Insured after the then remaining applicable limit of indemnity has been exhausted.

The Insured shall not admit liability for or settle any Claim, stipulate to any judgment or incur any Defense Expenses without the Company's prior written consent, which consent shall not be unreasonably withheld.

If the Insured refuses or fails within 30 days of mailing or delivering by the Company to the Insured of a written recommendation from the Company to consent to any settlement recommended by the Company and acceptable to the claimant, then:

   (a) the Company may withdraw from the defense of the Insured (if it has assumed the defense) by tendering control of the defense to the Insured, and the Insured shall thereafter, at its own expense, negotiate or defend such Claim independently of the Company; and

   (b) the Company's liability shall not exceed the smaller of: (i) the then remaining applicable limit of indemnity, or (ii) the amount for which the Claim could have been settled if such recommendation had been consented to, plus Defense Expenses incurred by the Company, and Defense Expenses incurred by the Insured with the Company's written consent, prior to the date of such refusal.

   With respect to any Covered Infringement for which insurance is afforded under insuring agreement l.a., the Company or the Insured, each only with the consent of the other, which consent shall not be unreasonably withheld, in the event of a reasonable apprehension of an imminent suit against the Insured alleging Covered Infringement shall have the right but not the duty to initiate on behalf and in the name of the Insured a declaratory action respecting some or all of the rights alleged to have been or be infringed by the Insured, provided, however, that no such action shall be commenced without a prior written opinion of patent counsel advising that the apprehended suit would be based, in whole or in substantial part, on a patent that is invalid, unenforceable, or not infringed by the Insured and, provided further that the Insured and the Company agree that the commencement of such an action is a reasonable and prudent strategic option in the pre-emptive defense of an imminent and reasonably expected suit against the Insured.

   c.    INJUNCTION EXPENSES COVERAGE (INCLUDED IN THE LIMITS OF LIABILITY)

         This policy shall also apply to Injunction Expenses resulting from any Injunction Claim or Injunction Claims first made against the Insured and reported in writing to the Company during the Policy Period or the extended reporting period (it applicable) for any Covered Infringement caused by the manufacture, use, distribution, advertising or sale of a Covered Product committed by the Insured or by any other person for whose actions the Insured is legally responsible, but only if such Covered Infringement occurs on or after the Retroactive Date and before the end of the Policy Period and solely in the regular, ordinary and usual course of the business of the Named Insured as that business existed on the first date of the Policy Period and as described in the application attached hereto and made a part hereof.

         With respect to any Covered Infringement for which insurance is afforded under this insuring agreement, the Company shall:

         (1) reimburse the Insured for sums which the Insured shall have incurred and paid as Injunction Expenses in the defense of Injunction Claims alleging Covered Infringements to which this policy applies; provided however, that all such sums shall consume and not be in addition to the limits set forth in item 4.a and item 4.b of the Declarations.

         (2) have the right but not the duty to assume the defense of any Injunction Claim against the Insured and, in any event, the Insured shall provide the Company with full cooperation and such information as the Company may reasonably require. In the event the Company does not assume the defense of the Insured, the Company shall, nevertheless, have the right to effectively associate with the Insured in the defense and settlement of any Injunction Claim that appears reasonably likely to involve the Company, including, but not limited to, exercising the right to effectively and meaningfully associate in the negotiation of a settlement.

The Company shall have no obligation to reimburse Injunction Expenses prior to the Final Disposition of any Injunction Claim.

The Company shall have no obligation to reimburse the Insured for Injunction Expenses or to continue the defense (if the Company has assumed the defense) of the Insured as to an Injunction Claim after the then remaining applicable limit of indemnity has been exhausted.

The Insured shall not admit fault or settle any Injunction Claim, stipulate to any judgment or incur any Injunction Expenses without the Company's prior written consent, which consent shall not be unreasonably withheld.

If the Insured refuses or fails within 30 days of mailing or delivering by the Company to the Insured of a written recommendation from the Company to consent to any settlement of an Injunction Claim recommended by the Company and acceptable to the claimant, then the Company may withdraw from the defense of the Insured (if it has assumed the defense) by tendering control of the defense to the Insured and the Insured shall thereafter, at its own expense, negotiate or defend such Injunction Claim independently of the Company, and the Company's liability shall not exceed the Injunction Expenses incurred by the Company, and Injunction Expense incurred by the Insured with the Company's written consent, prior to the date of such refusal or failure. However, if the Insured objects to the Company's ceasing to cover any further Injunction Expenses upon such refusal or failure by the Insured on the grounds that it is unfair to the Insured, then the Insured shall as his sole remedy be entitled resolve the dispute through arbitration pursuant to condition 8.m. "ARBITRATION" of this policy. The test of fairness shall be whether or not it would be reasonable for the Insured to agree to such recommended settlement in the absence of this insurance. The Insured must promptly mail or deliver to the Company a written demand for arbitration to avail himself of such remedy, but in no event later than ten days after his refusal or failure to consent to the settlement. While such arbitration is pending, the parties shall act with due regard to each other's interest and potential interest in the Injunction Claim, pursuant to the provisions of this policy, however nothing contained herein shall obligate the Company to continue to conduct the defense of the Insured if it has assumed the defense of the Injunction Claim.

The Company shall not be obligated to reimburse the Insured for Injunction Expenses or to undertake or continue the defense (if the Company has assumed the defense) of any Injunction Proceeding after the applicable Injunction Expense limit of the Company's indemnity has been exhausted.

2. DEFINITIONS

   a. Claim means a demand for Damages, whether or not made together with, as part of, or in addition to, an Injunction Claim, except that a declaratory action in accordance with the last paragraph of insuring agreement 1.b above initiated by the Company or the Insured is also considered a Claim.

   b. Covered Infringement means any actual or alleged Patent Infringement caused by the manufacture, use, distribution, advertising or sale of a Covered Product where, as a condition precedent to the Patent Infringement being deemed Covered Infringement, if a reasonably prudent patent attorney familiar with the type of business in which the Insured is engaged would have conducted an Infringement Search and Infringement Safeguarding prior to:

         (1) first manufacturing, using, distributing, advertising or selling the Covered Product, or
         (2)  the inception of this policy,

         then the Insured shall have done so.

         Regardless of the year in or policy under which a Claim or Injunction Claim is made, any Covered Infringement which is the subject of a Claim or Injunction Claim involving the Insured and the same patent and Covered Product as any other Covered Infringement(s) shall be considered as a single Covered Infringement.

   c.    Covered Product means:

         (1)  any product manufactured, used, distributed, advertised or sold;
              or
         (2)  any process used, distributed, advertised or sold

         by the Insured on or before the first date of the Policy Period in the regular, ordinary and usual course of the business of the Named Insured as that business existed on the first date of the Policy Period and as described in the application attached hereto and made a part hereof.

   d. Damages means monetary sums paid to a claimant pursuant to either judgments, or settlements negotiated with the written consent of the Company, whichever is applicable, as:

         (1)  lost past profits and/or past royalties; or
         (2) reasonable attorneys fees assessed by the court against the Insured provided, however, that Damages shall not include fines, penalties, punitive, exemplary or multiplied damages, non-pecuniary relief and taxes, or any amount for which the Insured is not financially liable or any amount as to which there is no legal recourse by the person who is awarded such relief against the Insured, and any such matters which are uninsurable under the law pursuant to which this policy shall be construed.

   e.    Defense Expense(s) means

         (1) reasonable expenses incurred by the Insured in defense, including appeal, of a Claim for Covered Infringement to which this policy applies, other than loss of earnings, expenses and costs incurred by the Insured for salaries and expenses of its officers, staff, in-house attorneys, directors, employees and outside attorneys or consultants functioning in the capacity of any of the foregoing;

         (2) expenses incurred by the Company in any Claim defended by the Company;

         (3)  costs levied against the Insured in any such Claim;

         (4) interest on the entire amount of any judgment against the Insured which interest accrues after entry of the judgment and before the Company has paid or tendered or deposited in Court that part of the judgment that does not exceed the Company's then remaining applicable limit of liability;

         (5) expenses incurred in any action initiated by the Company or the Insured seeking a declaration of the Insured's rights with respect to a Covered Infringement; and

         (6) premiums on appeal bonds and bonds to release attachments, to the extent that the face amount of such bonds do not exceed the Company's then remaining applicable limit of indemnity and are required in any Claim defended by the Company, provided however, neither this provision nor any other in this policy shall be construed as requiring the Company to commence or prosecute any appeal or to apply for or furnish such bonds.

   f. Final Disposition means the resolution, whether by settlement, judgment or otherwise, of a Claim or Injunction Claim against the Insured, which is not subject to further amendment, modification, reversal or vacation, all times for appeal having run and all options and opportunities to modify having been fully and irrevocably exhausted, expired or validly terminated.

   g. Infringement Search means the careful review by a patent attorney or patent agent to determine whether manufacture, use. distribution, advertising or sale of a Covered Product that the Insured is about to first manufacture, use, distribute, advertise or sell would result in Patent Infringement.

   h. Infringement Safeguarding means, subsequent to performing an Infringement Search, concluding in good faith, by means of a written opinion prepared by a patent attorney retained or employed by the Insured, that the manufacture, use, distribution, advertisement or sale by the Insured of the proposed Covered Product either:

         (1)  will not result in Patent Infringement; or

         (2) would result in Patent Infringement but for the fact that said patent attorney found to be invalid the patent(s) that would be infringed, or

         (3) would result in Patent Infringement and immediately the Insured either:

              (a) designs around the Patent Infringement so as to avoid Patent
                  Infringement, or
              (b) purchases sufficient rights to the infringed patent through license, cross-license or assignment, so as to avoid Patent Infringement, or
              (c) abandons the product prior to its manufacture, use,
                  distribution, advertising or sale, and

              subsequently the Insured concludes in good faith, by means of a written opinion prepared by a patent attorney retained or employed by the Insured, that the Insured's action pursuant to one or more of the above sub-paragraphs 2h.(3)(a), (b) and (c) is sufficient such that subsequent manufacture, use, distribution, advertisement or sale by the Insured of the proposed Covered Product will not result in Patent Infringement.

         Copies of opinion letters by the Insured's patent attorney(s) may be required by the Company to verify any of the foregoing, and the Insured shall keep the same permanently on file and accessible to the Company upon request by the Company therefor.

   i. Injunction Claim means any request made by a parry in an Injunction Proceeding against the Insured that the Insured limit or cease the manufacture, use, distribution, advertising or sale of a Covered Product on the ground that such act results in Covered Infringement.

   j.    Injunction Expense(s) means:

         (1) reasonable expenses incurred by the Insured in defense, including appeals, of an Injunction Proceeding to which this policy applies, other than loss of earnings, expenses and costs incurred by the Insured for salaries and expenses of its officers, staff, in-house attorneys, directors, employees and outside attorneys or consultants functioning in the capacity of any of the foregoing;

         (2) expenses incurred by the Company in any Injunction Claim defended by the Company;

         (3)  costs levied against the Insured in any such Injunction Claim;

         (4) premiums on appeal bonds and bonds to release attachments, to the extent that the face amount of such bonds do not exceed the Company's then remaining applicable limit of indemnity and are required in any Injunction Claim defended by the Company, provided however, neither this provision nor any other in this policy shall be construed as requiring the Company to commence or prosecute any appeal or to apply for or furnish such bonds.

   k. Injunction Proceeding means any action or proceeding against the Insured to limit or cease the manufacture, use, distribution, advertising or sale of a Covered Product on the ground that the Covered Product results in Covered Infringement, and which could result in a legally enforceable order against the Insured to limit or cease as aforesaid.

   l. Insured means the Named Insured and any Subsidiary Company and any present or former partner, officer, director or employee thereof, but only while acting in his or her capacity as such; and shall include the estates, heirs, legal representatives or assigns of deceased persons who were Insureds at the time that a Covered Infringement was committed or alleged to have been committed upon which the Claim or Claims are based, and the legal representatives or assigns of Insureds in the event of the Insured's incompetency, insolvency or bankruptcy.

   m. Named Insured means the person or organization designated in Item 1 of the Declarations.

   n. Patent Infringement means the unauthorized manufacture, use, distribution, advertising or sale by the Insured, within the territory of the United States of America, of any Covered Product in violation of the enforceable and valid rights of another which rights arise from the grant by the United States Patent and Trademark Office of a patent (excluding rights arising under or enforceable by virtue of a Treaty with one or more foreign governments) which results in a Claim or Injunction Claim against the Insured.

   o. Policy Period means the period commencing on the effective date shown in Item 2 of the Declarations and ending on the earlier of the expiration date shown in Item 2 of the Declarations or the effective date of cancellation of this policy.

   p. Retroactive Date means the date specified as such in Item 3 of the Declarations.

   q. Subsidiary Company means a corporation of which the Named Insured directly or indirectly owns on or before the inception of the policy period more than 50% of the outstanding and issued voting common stock.

3. EXCLUSIONS

   This policy does not apply to any Claim or Injunction Claim:

   a. arising out of the committing in fact of any criminal or deliberate fraudulent act;

   b. arising out of willful or intentional Patent Infringement; provided that in this context Patent Infringement is willful or intentional where the Insured acted in knowing disregard of the valid and enforceable patent rights of another;

   c. arising out of the manufacture, use, distribution, advertising or sale of any Covered Product manufactured, used, distributed, advertised or sold by any Subsidiary Company occurring at any time when the Named Insured did not own more than 50% of the issued and outstanding voting stock of such corporation either directly or indirectly through one or more of its Subsidiary Companies;

   d. arising out of bodily injury, sickness or disease sustained by any person, including death resulting therefrom at any time, or mental anguish, emotional distress or any other form of mental injury;

   e. for loss of, or damage to or destruction of any tangible property from any cause, including the resulting loss of use thereof (including but not limited to property in the care, custody and control of an Insured or its agent, or in transit);

   f.    brought by or on behalf of:

         (1)  one Insured against another Insured, or

         (2)  any business enterprise which:

              (a) is or was managed, operated or controlled, directly or indirectly, by any Insured, or in which any Insured's ownership interest exceeds ten percent (10%); or
              (b) at any time owned, managed, operated or controlled, directly or indirectly, in whole or in part, any Insured; or
              (c) is or was affiliated with any Insured through common majority ownership or control; or

         (3) any parent, subsidiary, successor or assign of any business enterprise described in 3.f.(2)(a)-(c) above;

   g. initiated by or on behalf of the Insured as plaintiff against a third party, except as provided in the last paragraph of insuring agreement 1.b;

   h. brought by or on behalf of any government entity; however, this exclusion does not apply to any Claim or Injunction Claim by any such entity which seeks to enforce its rights in a patent held by that entity;

   i. arising out of liability assumed by the Insured under any oral or written contract or agreement except where coverage under this policy would otherwise exist apart from such contract or agreement;

   j.    not arising out of a Covered Product;

   k. arising from the violation of any right in non-patented intellectual properly, including but not limited to any right in trademark, trade dress, copyright or trade secret;

   l. arising out of either the amount or timeliness of payment of royalties, licensing fees or other contractual arrangements;

   m.    arising out of failure to maintain patents;

   n. arising out of the manufacture, use, distribution, advertising or sale of any Covered Product, which any Insured, prior to the effective date of this policy, knew or with the advice of patent counsel could have reasonably foreseen would result in Patent Infringement;

   o. arising out of the facts alleged, or arising out of the same or related patent, Covered Product or Covered Infringement alleged or contained in any Claim or Injunction Claim which has been reported by the Insured, or in any circumstances of which notice has been given by the Insured, under any policy of which this policy is a renewal or which this policy may succeed in time;

   p. arising out of any pending or prior litigation as of the inception date of this policy, or from the same or substantially related facts as alleged in such pending or prior litigation.

4. LIMITS OF INDEMNITY

   a. Regardless of the number of Insureds, Claims, Injunction Claims or claimants, and subject to Policy Section 6, Coinsurance, the limit of indemnity stated in Item 4.a of the Declarations as applicable to "EACH CLAIM" is the total liability of the Company for all amounts payable hereunder in satisfaction of judgments, settlements, Defense Expense and Injunction Expense arising out of the same or related patent, Covered Product or Covered Infringement. If additional Claims or Injunction Claims are subsequently made which arise out of the same or related patent, Covered Product or Covered Infringement as a Claim or Injunction Claim already made and reported to the Company, all such Claims or Injunction Claims whenever reported shall be considered first made within the Policy Period or the extended reporting period (if applicable) in which the earliest Claim or Injunction Claim arising out of such patent, Covered Product or Covered Infringement was first made and reported to the Company and all such Claims and Infringement Claims collectively shall be subject to one such "EACH CLAIM" limit of indemnity for all such Claims and Injunction Claims combined.

   b. Regardless of the number of Insureds, Claims, Injunction Claims or claimants, and subject to Policy Section 6, Coinsurance, the limit of indemnity stated in Item 4.b of the Declarations as applicable to "EACH CLAIM" is the total liability of the Company for all amounts payable hereunder in satisfaction of Injunction Expense arising out of the same or related patent, Covered Product or Covered Infringement. If additional Claims or Injunction Claims are subsequently made which arise out of the same or related patent, Covered Product or Covered Infringement as a Claim or Injunction Claim already made and reported to the Company, all such Claims or Injunction Claims whenever reported shall be considered first made within the Policy Period or the extended reporting period (if applicable) in which the earliest Claim or Injunction Claim arising out of such patent, Covered Product or Covered Infringement was first made and reported to the Company and the Injunction Expense resulting from all such Claims and Injunction Claims collectively shall be subject to one such "EACH CLAIM" limit of indemnity for all such Claims and Injunction Claims combined.

   c. Regardless of the number of Insureds, Claims, Injunction Claims or claimants, and subject to Policy Section 6. Coinsurance, the total liability of the Company for all amounts payable hereunder in satisfaction of judgments, settlements, Defense Expense and Injunction Expense shall not exceed the limit of indemnity stated in item 4.a of the Declarations as "AGGREGATE." The aggregate limit of indemnity for the extended reporting period shall be part of, and not in addition to, the aggregate limit of indemnity for the Policy Period.

   d. Regardless of the number of Insureds, Claims, Injunction Claims or claimants, and subjection Policy Section 6. Coinsurance, the total liability of the Company for all amounts payable hereunder in satisfaction of Injunction Expense shall not exceed the limit of indemnity stated in Item 4.b of the Declarations as "AGGREGATE." The aggregate limit of liability for Injunction Expense for the extended reporting period shall be part of, and not in addition to, the aggregate limit of indemnity for the Policy Period.

   e. Defense Expense and Injunction Expense paid or reimbursable by the Company, as well as amounts paid by the Company in satisfaction of judgments, and settlements, are subject to the applicable limits of indemnity in Item 4.a and b of the Declarations.

   f. If two or more policies of Patent Infringement Insurance or any other policy issued by the Company or by any other member company of American International Group, Inc. covering any Insured(s), as defined in this policy, is/are held to apply to and provide any coverage whatsoever for any Claim(s) or Injunction Claim(s) in connection with the same Covered Infringement for which the Insured(s) is/are jointly or severally liable, the Company shall not be liable under this policy for a greater proportion of such loss than the applicable limit of indemnity under this policy bears to the total of the applicable limits of indemnity or liability under all such applicable policies; however, the total amount payable under all such policies shall not exceed the highest applicable then remaining limit of indemnity or liability payable under any one policy.

5. RETENTION

   The Company shall be liable only for those amounts payable hereunder in satisfaction of judgments, settlements, Defense Expense and Injunction Expense which are in excess of the applicable retention stated in Item 5 of the Declarations. The retention shall apply to each Claim or Injunction Claim and shall be borne by the Insured and remain uninsured by the Company and not insured by any other insurer. Claims or Injunction Claims arising out of the same Covered Infringement shall be subject to only one retention.

6. COINSURANCE

   The Insured shall be liable to pay the coinsurance percentage of Damages, Defense Expense, and Injunction Expense listed in Item 6 of the Declarations in excess of the retention amount stated in item 5 of the Declarations. The Company shall be liable to pay the remainder of Damages, Defense Expense, and Injunction Expense in excess of the retention amount stated in Item 5 of the Declarations, up to the then remaining limits of indemnity stated in Item 4.a or 4.b, whichever is applicable, of the Declarations, it being a condition of this insurance that the coinsurance percentage shall be bome by the Insured at its own risk and be uninsured.

7. EXTENDED REPORTING PERIOD

   a. If the Company cancels this policy for any reason other than non-payment of premium or refuses to renew it, or if the Named Insured cancels or refuses to renew this policy, the Named Insured shall have the right, as set forth in 7.b below, to an extended reporting period in which to give written notice to the Company of Claims or Injunction Claims first made against the Insured during such extended reporting period for any Covered Infringement on or after the Retroactive Date and before the end of the Policy Period and otherwise covered by this policy.

   b. If the Named Insured makes a written request to the Company and pays the additional premium for an Extended Reporting Period Endorsement within thirty (30) days after the end of the Policy Period, the extended reporting period will be twelve (12) months from the effective date of cancellation or nonrenewal. The additional premium shall be 125% of the whole annual premium for this policy, and shall be fully earned upon the effective date of the Endorsement. The Extended Reporting Period Endorsement shall not be canceled.

8. CONDITIONS

   a.    POLICY TERRITORY

         This policy applies to Covered Infringement within the territory of the United Stales of America, but only if Claim is made and brought within the territory of the United States of America.

   b.    NEWLY ACQUIRED SUBSIDIARIES/NEW PRODUCTS AND PROCESSES

         As a condition precedent to coverage being afforded under this policy as respects any Subsidiary Company which becomes a Subsidiary Company during the Policy Period or product first manufactured, or product or process first used, distributed, advertised or sold on or after the inception date of this policy, the Insured shall first give notice to the Company of such new Subsidiary Company or conduct and afford the Company an opportunity to evaluate the risk posed by such new Subsidiary Company or conduct and to make a decision concerning whether the Company wants to extend coverage for such new Subsidiary Company or conduct and, if so, the additional premium to be charged therefor. Further, coverage as shall be afforded for the new Subsidiary Company or conduct is conditioned upon the Named Insured paying when due any additional premium required by the Company relating to such new Subsidiary Company or conduct. A corporation becomes a Subsidiary Company when the Named Insured owns more than 50% of the issued and outstanding voting stock either directly or indirectly through one or more of its Subsidiary Companies.

   c.    NOTICE/CLAIM REPORTING PROVISIONS

         Notice hereunder shall be given in writing to Michael Mitrovic Esq., Attorney At Law, P.O. Box 2603, Jersey City, NJ 07303. If mailed, the date of mailing of such notice shall constitute the date that such notice was given and proof of mailing shall be sufficient proof of notice.

         1. The Insured shall, as a condition precedent to the availability of the rights provided under this policy, give written notice to the Company as soon as practicable during the Policy Period, or during the extended reporting period (if applicable), of any Claim or Injunction Claim made against the Insured.

         2. If during the Policy Period or during the extended reporting period (if applicable) written notice of a Claim or Injunction Claim has been given to the Company pursuant to clause 8.c(1) above, then any Claim or Injunction Claim which is subsequently made against the Insured and reported to, the Company alleging, arising out of, based upon or attributable to the facts alleged in the Claim or Injunction Claim of which such notice has been given, or alleging any Covered Infringement which is the same as or related to any Covered Infringement alleged in the Claim or Injunction Claim of which such notice has been given, shall be considered made at the tune such notice was given.

         3. If during the Policy Period or during the extended reporting period (if applicable) the Company or the Insured shall become aware of any circumstances which may reasonably be expected to give rise to a Claim or Injunction Claim being made against the Insured and shall give written notice to the Company of the circumstances and the reasons for anticipating such a Claim or Injunction Claim with full particulars as to the dates, persons, companies, products and patents involved, then any Claim or

              Injunction Claim which is subsequently made against the Insured and reported to the Company alleging, arising out of, based upon or attributable to such circumstances or alleging any Covered Infringement which is the same as or related to any Covered Infringement alleged or contained in such circumstances, shall be considered made at the time such notice of circumstances was given.

   d.    ASSISTANCE AND COOPERATION OF THE INSURED

         The Insured shall cooperate with the Company and, upon the Company's request, assist in the conduct of suits or proceedings, in making settlements, and in enforcing any right of contribution or indemnity against any person or organization who may be liable to the Insured. The Insured shall, at the request of the Company, but at the Insured's own and sole expense, attend hearings, trials and depositions and assist in securing and giving evidence and obtaining the attendance of witnesses. The Insured shall not, except at its own cost, voluntarily make any payment, assume any obligation or incur any expense in the name of or for the account of the Company.

   e.    OTHER INSURANCE

         Subject to the provisions of Section 4, UNITS OF INDEMNITY sub-paragraph f, this policy shall be excess over any other valid and collectible insurance or indemnification agreement available to the Insured, whether such insurance or indemnification agreement is stated to be primary, pro-rata, contributory, excess, contingent or otherwise; however, this clause shall not apply to other insurance written specifically as excess over the limits of indemnity of this policy.

   f.    SUBROGATION

         In the event of any payment under this policy, the Company shall be subrogated to all the Insured's rights of recovery therefor against any person or organization and the Insured shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The Insured shall do nothing to prejudice such rights.

   g.    CHANGES

         Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or a change in any part of this policy or estop the Company from asserting any right under the terms of this policy; nor shall the terms of this policy be waived or changed, except by endorsement issued to form a part of this policy.

   h.    CANCELLATION

         This policy may be canceled by the Named Insured by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective. This policy may be canceled by the Company by mailing to the Named Insured at the address shown in this policy written notice stating when, not less than thirty (30) days thereafter. such cancellation shall be effective. However, if the Company cancels this policy because the Named Insured has failed to pay a premium, retention amount, coinsurance amount, or any other amount, when due, this policy may be canceled by the Company by mailing a written notice of cancellation to the Named Insured at the address shown in this policy stating when, not less than 10 days thereafter, such cancellation shall be effective. The mailing of notice as aforesaid shall be sufficient proof of notice. If the period of limitation for the giving of such notice by the Company is longer under controlling law, then the number of days of notice stated above is deemed to be amended to comply with the minimum requirements of such law.

         The time of the surrender or the effective date and hour of cancellation stated in the notice shall become the end of the Policy Period. Delivery of such written notice either by the Named Insured or by the Company shall be equivalent to mailing. If the Named Insured cancels, earned premium shall be computed in accordance with the customary short rate table and procedure.

   i.    TERMINATION OF COVERAGE AFTER CERTAIN TRANSACTIONS

         If during the Policy Period:

         (1) the Named Insured shall consolidate with or merge into, or sell all or substantially all of its assets to, any other person or entity or group or persons and/or entities acting in concert; or

         (2) any person or entity or group of persons and/or entitles acting in concert shall acquire an amount of the outstanding securities representing more than 50% of the voting power for the election of Directors of the Named Insured, or acquires the voting rights of such an amount of such securities;

              (either of the above events herein referred to as the "Transaction")

         then there shall be no coverage afforded by any provision of this policy (including but not limited to rights relating to the extended reporting period) for any Patent Infringement occurring after the effective date of the Transaction.

         The Named Insured shall give the Company written notice of the Transaction as soon as practicable, but not later than thirty (30) days alter the effective date of the Transaction.

         If during the Policy Period a sale or transfer occurs transferring control of a division, Subsidiary Company or other part of the assets of the Insured, then coverage with respect to such sold or transferred entities/assets shall not apply to Claims or Injunction Claims arising from Patent Infringements occurring subsequent to such Transaction.

   j.    SOLE AGENT

         The Named Insured first named in Item 1 of the Declarations shall act on behalf of all the Insureds with respect to giving and receiving notice of cancellation, payment of premiums and the receipt of any return premiums that may become due under this policy, the acceptance of any endorsement issued to form a part of this policy, and exercising or declining to exercise any right to an extended reporting period.

   k.    DECLARATIONS AND APPLICATION

         By acceptance of this policy the Insured(s) agree(s) that the statements in the Declarations and the application are its representations, that they shall be deemed materiel and that this policy is issued in reliance upon the truth of such representations and that this policy embodies all agreements existing between the Insured(s) and the Company, or any of its agents, relating to this insurance.

   l.    ASSIGNMENT

         Assignment of interest under this policy shall not bind the Company until its consent is endorsed hereon; however, subject otherwise to the terms hereof, this policy shall cover the estate, heirs or legal representative of the Insured in the event of the Insured's death, bankruptcy, insolvency or being adjudged incompetent.

   m.    ARBITRATION

         Any controversy arising out of or relating to this policy or its breach shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. Three arbitrators shall comprise the arbitration panel. The arbitration shall be held in New York, New York unless otherwise agreed to by both parties.

         The majority of the three arbitrators shall issue a written award resolving the controversy before them within thirty (30) days of the time both parties are required to submit their case and related documentation, unless such time is extended by the consent of the parties. The panel shall make an award of compensatory monetary damages but not of punitive or exemplary damages. Said award shall be final and binding upon both parties in a court of competent jurisdiction.

         Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the chairperson/umpire. The remaining costs of the arbitration proceedings shall be allocated by the panel.

   n.    ACTION AGAINST COMPANY

         No action shall lie against the Company unless as a condition precedent thereto, there shall have been full compliance with all the terms of this policy, nor until the amount of the Insured's obligation to pay shall have been finally determined either by judgment against the Insured after actual trial, or by written agreement of the Insured, the claimant and the Company.

         Any person or organization or the legal representative thereof who has secured such judgment, or written agreement shall thereafter be entitled to recover under this policy to the extent of the insurance afforded by this policy. No person or organization shall have any right under this policy to join the Company as a party to any action against the Insured to determine the Insured's liability nor shall the Company be impleaded by the Insured or his, her or its legal representative. Bankruptcy or insolvency of the Insured or the Insured's estate shall not relieve the Company of any obligation hereunder.

   o.    SERVICE OF SUIT

         Subject to condition 8.m. "ARBITRATION", it is agreed that in the event of failure of the Company to pay any amount claimed to be due hereunder, the Company, at the request of the Insured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this condition constitutes or should be understood to constitute a waiver of the Company's rights to commence an action in any court of competent jurisdiction in the United States to remove an action to a United States District Court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Counsel, Legal Department, American International Specialty Lines Insurance Company, c/o American International Surplus Lines Agency, Inc., 401 Plaza 3, Harborside Financial Center, Jersey City, NJ 07311, or his or her representative, and that in any suit instituted against the Company upon this contract, the Company will abide by the final decision of such court or of any appellate court in event of any appeal.

         Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Company hereby designates the Superintendent, Commissioner, or Director of Insurance, other officer specified for that purpose in the statute, or his or her successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Insured or any beneficiary hereunder arising out of this contract of insurance, and hereby designates the above named Counsel as the person to whom the said officer is authorized to mail such process or a true copy thereof.


IN WITNESS WHEREOF, the Company has caused this policy to be signed by its President and a Secretary and signed on the Declarations page by a duly authorized representative of the Company.





         SECRETARY                              PRESIDENT

                                 ENDORSEMENT #1


This endorsement effective 12:01 a.m. June 30, 2000 forms a part of policy number 278-54-14 issued to Impax Laboratories Global Pharmaceutical Corporation by American International Specialty Lines Insurance Company

                 ADVANCEMENT OF DEFENSE AND INJUNCTION EXPENSES

In consideration of the premium charged it is hereby understood and agreed that solely for Defense Expenses and Injunction Expenses as defined in the policy, the Company shall pay on behalf of rather than reimburse the Insured. The Company shall pay on behalf of the Insured Defense Expenses and Injunction Expenses incurred by the Insured or by the Company, subject to all other policy terms conditions and exclusions. Payment of any Defense Expenses or Injunction Expenses shall be excess of the Retention stated in Item 5 of the Declarations and shall be subject to the Co-Insurance provision, Clause 6 of the Policy. The policy is changed as follows:

                                       I

Insuring Agreement 1b. DEFENSE EXPENSES (INCLUDED IN THE LIMITS OF LIABILITY) is deleted in its entirety and replaced by the following:

b. DEFENSE EXPENSES (INCLUDED IN THE LIMITS OF LIABILITY)

With respect to any Covered Infringement for which insurance is afforded under insuring agreement 1.a., the Company shall:

         (1) pay on behalf of the Insured the sums which are incurred as Defense Expenses in the defense of Claims alleging Covered Infringements to which this Policy applies; provided however, that all such sums shall consume and not be in addition to the limits set forth in item 4.a of the Declarations. It is agreed that the Insured shall have defense counsel forward to the Company all bills and correspondence so that the Company can make payment, and the Company agrees to pay reasonable amounts incurred by defense counsel in defense of a Claim; and

         (2) have the right but not the duty to assume the defense of any Claim against the Insured and, in any event, the Insured shall provide the Company with full cooperation and such information as the Company may reasonably require. In the event the Company does not assume the defense of the Insured, the Company shall, nevertheless, have the right to effectively associate with the Insured in the defense and settlement of any Claim that appears reasonably likely to involve the Company, including, but not limited to, exercising the right to effectively and meaningfully associated in the negotiation of a settlement. The Insured shall not admit liability for or settle any Claim, stipulate to any judgment or incur any Defense Expenses without the Company's prior written consent, which consent shall not be unreasonably withheld.

If the Insured refuses or fails within 30 days of mailing or delivering by the Company to the Insured of a written recommendation from the Company to consent to any settlement recommended by the Company and acceptable to the claimant, then:

(a) the Company may withdraw from the defense of the Insured has assumed the defense) by tendering control of the defense to the Insured, and the Insured shall thereafter, at its own expense, negotiate or defend such Claim independently of the Company; and

(b) the Company's liability shall not exceed the smaller of (i) the then remaining applicable limit of indemnity, or (ii) the amount for which the Claim could have been settled if such recommendation had been consented to, plus Defense Expenses incurred by the Company, and Defense Expenses incurred by the Insured with the Company's written consent, prior to the date of such refusal.

With respect to any Covered Infringement for which insurance is afforded under insuring agreement 1.a, the Company or the Insured, each only with the consent of the other, which consent shall not be unreasonably withheld, in the event of a reasonable apprehension of an imminent suit against the Insured alleging Covered Infringement shall have the right but not the duty to initiate on behalf and in the name of the Insured a declaratory action respecting some or all of the rights alleged to have been or be infringed by the Insured, provided, however, that no such action shall be commenced without a prior written opinion of patent counsel advising that the apprehended suit would be based, in whole or in substantial part, on a patent that is invalid, unenforceable, or not infringed by the Insured and, provided further that the Insured and the Company agree that the commencement of such an action is a reasonable and prudent strategic option in the pre-emptive defense of an imminent and reasonably expected suit against the Insured.

                                       H

In addition Insuring Agreement I.e. INJUNCTION EXPENSES COVERAGE (INCLUDED IN THE LIMITS OF LIABILITY) is deleted in its entirety and replaced by the following:

c.   INJUNCTION EXPENSES COVERAGE (INCLUDED IN THE LIMITS OF LIABILITY)

     This policy shall also apply to Injunction Expenses resulting from any Injunction Claim or Injunction Claims first made against the Insured and reported in writing to the Company during the Policy Period or the extended reporting period (if applicable) for any Covered Infringement caused by the manufacture, use, distribution, advertising or sale of a Covered Product committed by the Insured or by any other person for whose actions(I) pay on behalf of the Insured the sums which are incurred as Injunction Expense in the defense of Injunction Claims alleging Covered Infringements to which this policy applies; provided however, that all such sums shall consume and not be in addition to the limits set forth in item 4.a and item 4.b of the Declarations. It is agreed that the Insured shall have defense counsel forward to the Company all bills and correspondence so that the Company can make payment, and the Company agrees to pay reasonable amounts incurred by defense counsel in defense of a Claim

(2) have the right but not the duty to assume the defense of any Injunction Claim against the Insured and, in any event, the Insured shall provide the Company with full cooperation and such information as the Company may reasonably require. In the event the Company does not assume the defense of the Insured, the Company shall, nevertheless, have the right to effectively associate with the Insured in the defense and settlement of any Injunction Claim that appears reasonably likely to involve the Company, including, but not limited to, exercising the right to effectively and meaningfully associate in the negotiation of a settlement.

The Company shall have no obligation to pay on behalf of the Insured for Injunction Expenses or to continue the defense (if the Company has assumed the defense) of the Insured as to an Injunction Claim after the then remaining applicable limit of indemnity has been exhausted.

The Insured shall not admit fault or settle any Injunction Claim, stipulate to any judgment or incur any Injunction Expenses without the Company's prior written consent, which consent shall not be unreasonably withheld.

If the Insured refuses or fails within 30 days of mailing or delivering by the Company to the Insured of a written recommendation from the Company to consent to any settlement of an Injunction Claim recommended by the Company and acceptable to the claimant, then the Company may withdraw from the defense of the Insured (if it has assumed the defense) by tendering control of the defense to the Insured and the Insured shall thereafter, at its own expense, negotiate or defend such Injunction Claim independently of the Company, and the Company's liability or shall not exceed the Injunction Expenses incurred by the Company, and Injunction Expense incurred by the Insured with the Company's written consent, prior to the date of such refusal or failure. However, if the Insured objects to the Company's ceasing to cover any further Injunction Expenses upon such refusal or failure by the Insured on the grounds that it is unfair to the Insured, then the Insured shall as his sole remedy be entitled to resolve the dispute through arbitration pursuant to condition 8.m. "ARBITRATION" of this policy. The test of fairness shall be whether or not it would be reasonable for the Insured to agree to such recommended settlement in the absence of this insurance. The Insured must promptly mail or deliver to the Company a written demand for arbitration to avail himself of such remedy, but in no event later than ten days after his refusal or failure to consent to the settlement. While such arbitration is pending, the parties shall act with due regard to each other's interest and potential interest in the Injunction Claim, pursuant to the provisions of this policy, however nothing contained herein shall obligate the Company to continue to conduct the defense of the Insured if it has assumed the defense of the Injunction Claim.

6.       COINSURANCE

         The Insured shall be liable to pay the coinsurance percentage of Damages, Defense Expense and Injunction Expense listed in Item 6 of the Declarations in excess of the retention amount stated in Item 5 of the Declarations. The Company shall be liable to pay the remainder of Damages, Defense Expense and Injunction Expense in excess of the retention amount stated in Item 5 of the Declarations, up to the then remaining limits of indemnity stated in Item 4.a or 4.b whichever is applicable, of the Declarations, it being a condition of this insurance that the coinsurance percentage shall be borne by the Insured at his own risk and be uninsured.

It is understood and agreed that where the Company agrees to pay on behalf of the Insured any Defense Expense or Injunction Expense, the Insured shall still be responsible for the coinsurance amount.

All other terms, conditions and exclusions remain the same.

                                                     /s/
                                                        -----------------------
                                                     AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #2


This endorsement effective 12:01 a.m. June 30, 2000 forms a part of policy number 278-54-14 issued to Impax Laboratories Global Pharmaceutical Corporation by American International Specialty Lines Insurance Company


                            NAMED PRODUCT ENDORSEMENT

In consideration of the premium charged, it is hereby understood and agreed that
Section 2, DEFINITIONS, item c, Covered Product, is deleted in its entirety and replaced with the following:

c. Covered Product means:
    the following listed products that are manufactured, used, distributed, advertised or sold by the Insured:

                           Loratadine; Pseudoephedrine

Any Supplemental Products to be added to the policy, the insurer has reserved its right to re-underwrite and charge additional premium for each new product, if necessary.



All other terms, conditions and exclusions of the policy remain unchanged.



                                                    /s/
                                                    ---------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #3

This endorsement effective 12:01 a.m. June 30, 2000 forms a part of policy number 278-54-14 issued to Impax Laboratories Global Pharmaceutical Corporation by American International Specialty Lines Insurance Company

                          CHOICE OF COUNSEL ENDORSEMENT

It is hereby understood and agreed as follows:

With respect to any Covered Infringement for which the Insured is afforded coverage under insuring agreement La., the initial choice of counsel shall be left to the Insured (hereafter referred to as "Chosen Counsel") provided, however, that they may not select counsel that prepared any non-infringement opinion which may be at issue, and that the fees, costs, charges and billings of Chosen Counsel shall first be paid and satisfied on an ongoing basis by the Insured from the applicable Deductible or self insured retention.

With regard to any Covered Infringement for which the Insured seeks coverage, the Insured and Chosen Counsel shall regularly apprise the Company of the status of the litigation, regardless of whether the Deductible or self insured retention has been satisfied.

As a condition to payment under this policy, Chosen Counsel must comply with our current Guidelines, as applicable. The Company agrees to provide a copy of the Guidelines to the Insured upon request. The Insured understands and agrees with the Company that the Guidelines contain reasonable and necessary reporting and billing procedures to be followed by Chosen Counsel and include, among other requirements, the joint development of a litigation plan and litigation budget. The Guidelines also require that Chosen Counsel work closely and communicate regularly with the Company's assigned claims technician in coordinating defense efforts and that Chosen Counsel apprise the Company on a regular and timely basis as to case developments. The Insured agrees with the Company that as a condition to payment under this policy, Chosen Counsel shall adhere to the Guidelines and understand and acknowledge that the responsibility for ensuring that the Guidelines are followed rests with the Insured. The Company reserves the right to audit Chosen Counsel.

It is further agreed that in the event that Chosen Counsel is unable to represent the Insured due to a conflict of interest, or venue or jurisdictional issue, or for any other reason, the Company shall have the choice of counsel.

All other terms, conditions and exclusions of the policy remain unchanged.

                                                 /s/
                                                 ------------------------------
                                                 AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #4

This endorsement effective 12:01 a.m. June 30, 2000 forms a part of policy number 278-54-14 issued to Impax Laboratories Global Pharmaceutical Corporation by American International Specialty Lines Insurance Company



                      Hatch-Waxman Act Coverage Endorsement



In consideration of the premium charged, and in reliance upon the statements made in the Supplemental Application relating to Hatch-Waxman Act Paragraph IV certification proceedings, coverage will apply to Claims brought against the Insured under the HatchWaxman Act for an otherwise covered infringement.

It is further understood and agreed that, solely with respect to Claims brought against the Insured under the Hatch-Waxman Act, 2. DEFINITIONS d. Damages is deleted in its entirety and replaced with the following:

         d. Damages means monetary sums paid to a claimant pursuant to judgments, awards or settlements negotiated with the written consent of the Company, whichever is applicable, as:

                  (1) lost past profits, past royalties and/or past license fees; or (2) reasonable attorneys fees assessed by the court against the Insured provided, however, that Damages shall not include fines, penalties, or multiplied damages, non-pecuniary relief and taxes, or any amount for which the Insured is not financially liable or any amount as to which there is no legal recourse by the person who is awarded such relief against the Insured, and any such matters which are uninsurable under the law pursuant to which this policy shall be construed.

                  Damages shall include punitive damages where insurable by law, however any coverage provided for punitive damages shall be subject to a sublimit of one million ($1,000,000) dollars. This coverage shall be in excess of the Retention listed in
                  Item 5 of the Declarations. In addition, the Insured shall be liable to pay a coinsurance amount of 50% for any covered punitive damages in excess of the Retention. Such sublimit shall be part of, and not in addition to, the Limit of Liability, listed in Item 4 of the Declarations. Any reduction or exhaustion of this sublimit shall reduce the Limit of Liability listed in Item 3 by that same amount. In addition, at such point that the $1,000,000 Sublimit for punitive damages is exhausted, the Company shall have no liability for any punitive damages.

It is further understood an agreed that section 3. EXCLUSIONS, A. is deleted in its entirety and replaced with the following solely with respect to claims brought against the Insured under the Hatch-Waxman Act:

         A. alleging or arising out of a dishonest, fraudulent, criminal or malicious act, error or omission, or any intentional or knowing violation of the law, or gaining of any profit or advantage to which you are not legally entitled, however we will defend claims alleging any of the foregoing conduct, until there is a judgment, final adjudication, adverse admission or finding of fact against you as to such conduct at which time you shall reimburse us for claims expense; we will not cover any such claim to which you plead nolo contendere or no contest;



All other terms, conditions and exclusions of the policy remain unchanged.





                                               /s/
                                               --------------------------------
                                               AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #5


This endorsement effective 12:01 a.m. June 30, 2000 forms a part of policy number 278-54-14 issued to Impax Laboratories Global Pharmaceutical Corporation by American International Specialty Lines Insurance Company



In consideration of the premium charged, Item 6. of the Declarations page is amended to read as follows:

         Item 6. COINSURANCE 10 PERCENT (OF DAMAGES, DEFENSE EXPENSES AND INJUNCTION EXPENSES) IF INSURED IS FIRST TO FILE COINSURANCE 5 PERCENT (OF DAMAGES, DEFENSE EXPENSES AND INJUNCTION EXPENSES) IF INSURED IS NOT FIRST TO FILE.

It is further understood and agreed that the following definition is added to the policy:

         R. First to File means the Named Insured is the first generic pharmaceutical company to apply to the FDA under the Hatch-Waxman Act Paragraph IV certification proceedings.







                                                  /s/
                                                  -----------------------------
                                                  AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #6


This endorsement effective 12:01 a.m. June 30, 2000 forms a part of policy number 278-54-14 issued to Impax Laboratories Global Pharmaceutical Corporation by American International Specialty Lines Insurance Company


In consideration of the premium charged, it is hereby understood and agreed that
2. DEFINITIONS d. Damages is deleted in its entirety and replaced with the following:

d. Damages means monetary sums paid to a claimant pursuant to judgments, awards or settlements negotiated with the written consent of the Company, whichever is applicable, as:

         (1) lost past profits and/or past royalties; or (2) reasonable attorneys fees assessed by the court against the Insured provided, however, that Damages shall not include fines, penalties, punitive, exemplary, or multiplied damages, non-pecuniary relief and taxes, or any amount for which the Insured is not financially liable or any amount as to which there is no legal recourse by the person who is awarded such relief against the Insured, and any such matters which are uninsurable under the law pursuant to which this policy shall be construed.



All other terms, conditions and exclusions of the policy remain unchanged.



                                                 /s/
                                                 ------------------------------
                                                 AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #7


This endorsement effective 12:01 a.m. June 30, 2000 forms a part of policy number 278-54-14 issued to Impax Laboratories Global Pharmaceutical Corporation by American International Specialty Lines Insurance Company


In consideration of the premium charged, it is hereby understood and agreed that
Section 8. CONDITIONS, b. NEWLY ACQUIRED SUBSIDIARIES/NEW PRODUCTS AND PROCESSES, is deleted in its entirety and replaced with the following:

b. NEWLY ACQUIRED SUBSIDIARIES NEW PRODUCTS AND PROCESSES

         As a condition precedent to coverage being afforded under this policy as respects any Subsidiary Company which becomes a Subsidiary Company during the Policy Period or product first manufactured, or product or process first used, distributed, advertised or sold on or after the inception date of this policy, the Insured shall first give notice to the Company of such new Subsidiary Company or conduct and afford the Company an opportunity to evaluate the risk posed by such new Subsidiary Company or conduct and to make a decision concerning whether the Company wants to extend coverage for such new Subsidiary Company or conduct and, if so, the additional premium to be charged therefor. Further, coverage as shall be afforded for the new Subsidiary Company or conduct is conditioned upon the Named Insured paying when due any additional premium required by the Company relating to such new Subsidiary Company or conduct. The Company agrees that a reduced premium shall be applicable for any new product for which the Company agrees to afford coverage under this policy if, at the time such covered is extended, no Claims have been reported under this policy. A corporation becomes a Subsidiary Company when the Named Insured owns more than 50% of the issued and outstanding voting stock either directly or indirectly through one or more of its Subsidiary Companies.



All other terms, conditions and exclusions of the policy remain unchanged.



                                                 /s/
                                                 ------------------------------
                                                   AUTHORIZED REPRESENTATIVE